UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 24, 2005

QAD Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6450 Via Real, Carpinteria, California		93013
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (805) 684-6614

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 24, 2005, QAD Inc. signed an agreement with Recovery Equity Investors II, L.P. (“REI II”), a Delaware limited partnership, to purchase 2 million shares of QAD common stock from REI II for $7.40 per share.  The agreement is attached as exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: May 31, 2005	By	/s/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as Principal Financial Officer)